SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARIES

                  Exhibit 21.1 - Subsidiaries of the Registrant

                  Name of Subsidiary(1)                                           Jurisdiction Where Organized

Safety Components Fabric Technologies, Inc.                                                Delaware

Automotive Safety Components International, Inc.                                           Delaware

ASCI Holdings Germany (DE), Inc.                                                           Delaware

ASCI Holdings Mexico (DE), Inc.                                                            Delaware

ASCI Holdings UK (DE), Inc.                                                                Delaware

ASCI Holdings Czech (DE), Inc.                                                             Delaware

Automotive Safety Components International GmbH & Co. KG                                   Germany

Automotive Safety Components International Verwaltungs GmbH                                Germany

Automotive Safety Components International S.A. de C.V.                                    Mexico

Automotive Safety Components International Limited                                         United Kingdom

Automotive Safety Components International, s.r.o.                                         Czech Republic

Automotive Safety Components International RO S.R.L.                                       Romania

ASCI Holdings Asia-Pacific, LLC                                                            Delaware

SCI China Investment Company, Limited(2)                                                   Hong Kong

Automotive Safety Components International (Changshu) Co., Ltd.                            People's Republic of China

Automotive Safety Components International GT (Proprietary) Limited(3)                     South Africa
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(1)   Unless  otherwise  indicated,  each  subsidiary  is  wholly  owned  by the
      Registrant and/or its other wholly owned subsidiaries.

(2)   ASCI Holdings Asia-Pacific owns 65% of this entity.

(3) Automotive Safety Components International GmbH & Co. KG owns 75% of this entity.

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